SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 29, 2013

E C CONSULTING INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-183011	27-2997331
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

432 Maple Street, Bldg-B, Suite 10

Ramona, CA 92065

(Address of principal executive offices) (Zip Code)

760-788-6274

(Registrant’s Telephone Number, Including Area Code)

Im Aeschfeld 12, CH-4147 Aesch, Switzerland

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the business of Ehouse Global, Inc.

In addition, unless the context otherwise requires and for the purposes of this report only:

“EC” or the “Company” refers to E C Consulting International, Inc., a Nevada corporation;

“Iron Horse” refers to The Iron Horse Clothing Corporation, a Delaware corporation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

The Company has entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) EC (ii) Iron Horse, and (iii) the shareholders of Iron Horse, pursuant to which the holders of 100% of the outstanding units of Iron Horse transferred to the Company all of the outstanding shares of Iron Horse in exchange for the issuance of 1,950,000 shares (the “Shares”) of the Company’s common stock (such transaction, the “Share Exchange”).  As a result of the Share Exchange, Iron Horse became our wholly-owned subsidiary.   We are now a holding company with all of our operations conducted through Iron Horse, which primarily consist of manufacturing and marketing fashion denim apparel and accessories. .

Spinoff Agreement

We entered into a Spinoff Agreement with Dr. Jean-Claude Gehret, who was one of our officers and directors, as well as our largest shareholder, under which we agreed to sell all of our assets relating to our seminar business in exchange for all of the liabilities specifically associated with the seminar business and the return by Dr. and Mrs. Gehret of 25,000,000 shares of EC common stock.  As a result of the Spinoff Agreement we ceased to be a company engaged in the seminar market.  The Spinoff Agreement was approved by a majority of our shareholders and a majority of our non-interested shareholders.

Other Matters

The various paperwork and other matters relating to the transactions described above was completed by August 26, 2013. The Company will change its name to The Iron Horse Clothing Corporation and increase the number of authorized common shares to 250,000,000.It will also issue a 33 for 1 forward stock split, after which there will be 99,000,000 common shares outstanding.

Accounting Treatment

The merger was accounted for as a reverse acquisition and recapitalization. Iron Horse is the acquirer for accounting purposes, and EC is the issuer. Accordingly, Iron Horse’s' historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares issued in the merger. Reported operations prior to the merger will be those of Iron Horse. No EC operating results from prior to the merger date will be included in reported financial statements of operations. Earnings per share for the period prior to the merger are restated to reflect the equivalent number of shares outstanding.

Item 5.01 Changes in Control of Registrant

Following the execution of the Share Exchange Agreement and the Spinoff Agreement, the former shareholders of Iron Horse now are controlling shareholders of E C.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s two former officers and directors, Dr. Jean-Claude E. Gehret and Danielle J. Gehret resigned from all officer and director positions with the Company effective as of the closing of the Spinoff Agreement.  Neither resignation was a result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

Immediately following the closing of the merger, our board of directors and executive team were reconstituted to consist of:

Mark Wentura, 57, founded Iron Horse in 2009. Prior to founding Iron Horse, he served as General Manager for Lawman Sportswear. Mr. Wentura, who devotes fulltime to Iron Horse, holds a Bachelor of Science from the University of Maryland.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

10.2

Share Exchange Agreement

10.3

Spinoff Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E C Consulting International, Inc.

(Registrant)

Date: August 30, 2013

By: /s/ Mark Wentura

Mark Wentura, Chief Executive Officer